CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, ALFREDO DE LUCREZIA, Chief Financial Officer and Chief Executive Officer of Baymont Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of Baymont Corporation, for the quarterly period ending July 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Baymont Corporation.

By:	/s/ Alfredo De Lucrezia

Name:	ALFREDO DE LUCREZIA
Title:	Chief Executive Officer and
Chief Financial Officer

Date:	September 15, 2003